Exhibit 99.1
BankAtlantic Bancorp Reports Earnings
For The Third Quarter, 2005
- Discusses Marketing Initiatives -
FORT LAUDERDALE, Florida — October 19, 2005 — BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic and Ryan Beck & Co., today announced financial results for the third quarter ended September 30, 2005. Net income increased 10.9% to $16.3 million for the third quarter 2005, up from $14.7 million earned in the 2004 quarter. Year-to-date, net income increased 13.5% to $60.7 million in the nine months ending September 30, 2005, up from $53.5 million earned in the comparable period in 2004. Diluted earnings per share were $0.26 for the quarter, up 13.0%, and $0.95 year-to-date, up 13.1%.
Additional accomplishments and highlights include:
BankAtlantic:
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan commented, “We are pleased with the quarter’s results, particularly with the continued effectiveness of BankAtlantic’s ‘Florida’s Most Convenient Bank’ initiatives. Low cost deposit balances (checking and savings) grew 22.8% on a ‘same store’ basis over the same period last year. New account openings were up 32% with nearly 51,000 new accounts being opened this quarter. Since the inception of our ‘Florida’s Most Convenient Bank’ initiatives in the beginning of 2002, demand (checking) deposits have more than doubled, now representing 28 % of total deposits at quarter-end, compared with 13% of total deposits at the end of the fourth quarter 2001. Low cost deposits have also more than doubled during this same period, rising to 54% of total deposits vs. 26% in the fourth quarter 2001. If we included money market deposits in our calculation, checking, savings and money market deposits would be 79% of total deposits at this quarter-end.

     “The tax equivalent net interest margin grew to 3.96% during the third quarter, compared with 3.78% in the 2004 period, and 3.90% in the second quarter of 2005. A 3.96% net interest margin is the highest in over a decade at BankAtlantic. Total loans were $4.5 billion at quarter end, down slightly on average over the second quarter of this year, consistent with our strategy of limiting growth in residential loans due to the relative flatness of the current yield curve. Short term borrowings and advances from the Federal Home Loan Bank were reduced approximately $400 million at September 30, 2005 compared to June 30, 2005. We are waiting for a more opportunistic yield curve before significantly growing the asset side of the balance sheet.
     “Nationally there has been a decline in the rate of net growth of all categories of deposits, certainly including checking and savings, which we believe is the result of lower balances in existing accounts. While we have not seen a complete analysis on this trend, we believe the national declines relate to customer outflows due to higher energy prices, increased payments on credit card debt due to regulatory directives to national credit card issuers, and higher payments on increased interest rates on adjustable rate mortgages as well as competition from yields on alternative deposit products. Consistent with this trend, we experienced a decline in BankAtlantic’s low cost net deposit growth rates from the highs established in 2002-2004, when the net growth rates were in the 30-35% range on a same store basis, to current net growth rates, which have been in the 20-25% range this year. Between June and September 2005, average balances in BankAtlantic low cost deposits declined $220 per account, even though average opening balances in new accounts remained stable. We believe this points to our customers’ response to these external factors, and in large part explains our lower growth despite continued new account openings at our normal activity level and initial account size.
     “A study by the Federal Reserve Bank of St. Louis noted a decline in the year over year growth in ‘checkable’ deposits (Demand and NOW) from a fairly stable average of 4.7% in the period of August through December, 2004 — thereafter steadily declining to an actual decrease of approximately 1.8% in August, 2005. We are proud that during this period our growth rates have consistently outperformed the national trends by a margin of 22-29% for comparable deposits. We conclude from this analysis that, while our net growth rates have slowed, they still compare extremely well with the national experience, and confirm the continued effectiveness of our strategy. A graph illustrating this comparison is shown below.

	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05	May-05	Jun-05	Jul-05	Aug-05
Growth in BankAtlantic Checkable Deposits	32.6%	31.2%	31.5%	29.9%	29.4%	31.4%	31.3%	29.4%	26.9%	23.1%	23.3%	21.6%	21.2%

Growth in National Checkable Deposits	3.9%	4.1%	4.2%	6.4%	5.1%	4.0%	2.2%	1.4%	-1.1%	0.6%	-0.1%	-1.2%	-1.8%

Spread	28.7%	27.1%	27.3%	23.5%	24.3%	27.4%	29.1%	28.0%	28.0%	22.5%	23.4%	22.8%	23.0%

     “We continue to believe the real creation of long-term value lies in sustaining high growth rates in core deposits. In order to compensate for lower average account balances, we anticipate increasing our marketing expenses in an attempt to generate additional deposits. Additional outlays of as much as $5.0 million per quarter over current levels may occur in the fourth quarter, 2005 and throughout 2006, which will have an impact on earnings in the short run. We believe this short-term negative impact on earnings will be compensated by above average top line (low cost deposit) growth that over the long run is vitally important to our franchise value and achieving superior profitability.
     “Although the yield curve remained relatively flat, BankAtlantic has continued to realize improvements in the net interest margin to 3.96%. This continued improvement in the margin reflects several factors, including the increased level of low cost deposits and their increased value in a higher interest rate environment, the repayment of certain high cost FHLB advances in prior periods, and higher earning asset yields. As we have noted before, the continued flattening of the yield curve will exert downward pressure on the margin, which we presently anticipate will continue to be offset by improved funding mix, driven principally by a higher percentage of low cost deposits.

     “Credit quality remained strong in the third quarter, with net recoveries in the period of $455,000 compared to net charge-offs of $212,000 for the immediately preceding quarter. On a year-to-date basis, the Bank had net recoveries of $1.2 million. We recorded a negative provision for loan losses of $3.4 million for the third quarter vs. a provision expense of $820,000 in the second quarter, 2005. Year-to-date, the provision expense has been a negative $6.5 million vs. a negative provision of $1.1 million in the same period of 2004. The ratio of the allowance for loan losses to non-performing loans remained high, closing the quarter at 591%.
     “We recently announced Mark Begelman’s promotion to Executive Vice President and Chief Marketing Officer as well as welcomed him to the Bank’s Executive Management team. His responsibilities will include all aspects of BankAtlantic’s marketing and advertising strategies and he will also manage our new store real estate and construction efforts. Mark has more than 30 years of executive experience, was twice named Ernst and Young’s ‘Entrepreneur of the Year’ and Financial News’ CEO of the Year. As President and COO of Office Depot from April 1991 through May 1995, Mark grew the company’s store base from 127 to 467 stores and increased revenue from $900 million to $4.5 billion in four years. In addition, Mark was Founder and CEO of Mars Music, December 1995 through October 2002, opening 52 musical instrument superstores. Mark brings an extensive background in retail operations, particularly in new store operations and in marketing for competitive retail environments, which will support and augment our strategic growth.
     “BankAtlantic completed the move to its new corporate headquarters during the quarter. Our new 180,000 square-foot ‘Corporate Office’ consolidates most administrative and support departments, customer service, training, and executive functions into one location, providing a technologically advanced and operationally efficient environment.
     “During the quarter, BankAtlantic also announced its agreement with Sunrise Sports & Entertainment for the exclusive naming rights to the home of the National Hockey League’s ‘Florida Panthers.’ The ‘BankAtlantic Center’ is a 20,000-seat sports and entertainment venue centrally located in South Florida and was ranked by Billboard Magazine last year as the 13th largest venue in North America in total gross ticket sales for concerts and shows in 2004. The ‘BankAtlantic Center’ provides BankAtlantic with extensive local and regional brand exposure through signage and extensive media coverage.
     “BankAtlantic continues to redefine ‘banker’s hours’ during the quarter by extending its store hours throughout its footprint. BankAtlantic’s stores are now open on average 80 hours a week, providing customers more hours to conduct their banking activities than any Florida bank. When combined with our midnight hours stores, holiday hours, and our 24/7 Customer Service Center, BankAtlantic now offers a distinctly higher level of convenience than any competitive institution.
Ryan Beck & Co.:
     “We are very pleased to report that Ryan Beck & Co.’s Financial Institutions Group was recently ranked by SNL Securities as the number one advisor in terms of offering amount for the first nine months of 2005. Significantly, the earnings of Ryan Beck for this quarter were down for both the quarter and the year-to-date, almost exclusively due to one large transaction that took place in the second quarter, 2005. That transaction was the largest single transaction ever recorded at Ryan Beck.
     “Ryan Beck also expanded its municipal finance capability with the hiring of two seasoned professionals from another firm. Bonnie Siegel will be based in New York and oversee the firm’s municipal investment banking efforts. She previously served as a Managing Director of a competitor’s Public Finance Department and manager of its Healthcare Group. Hamilton Chang will be based in Chicago, and will oversee Ryan Beck’s institutional municipal trading, sales and derivative capabilities. He previously was Managing Director of another firm’s Structured Products Group. These additions follow similar additions announced in prior quarters designed to augment Ryan Beck’s capabilities in several market niches. Each addition, including others announced earlier, is expected to be accretive to earnings within the first year.
BankAtlantic Bancorp:
     “BankAtlantic has continued to address compliance with the USA Patriot Act, anti-money laundering laws and the Bank Secrecy Act. Improvements include revised technology and systems and procedures, and a substantial increase to compliance staffing. As we have indicated previously, we cannot predict whether or to what extent monetary or other penalties or restrictions might be imposed upon us by regulators or other federal agencies relating to previously identified compliance deficiencies.”

Financial Highlights:
Third Quarter, 2005 Compared to Third Quarter, 2004
BankAtlantic Bancorp — consolidated:
•	Net income of $16.3 million vs. $14.7 million, an increase of 11%.

•	Diluted earnings per share of $0.26 vs. $0.23, an increase of 13%.

•	Return on average tangible equity was 15.1%.

•	Book value per share rose to $8.62.
BankAtlantic:
•	Business segment net income was $19.3 million vs. $13.6 million, an increase of 42%.

•	Return on average tangible assets was 1.26%.

•	Return on average tangible equity was 16.3%.

•	Tax equivalent net interest margin increased to 3.96% vs. 3.78%.

•	Non-interest income was $25.7 million vs. $22.3 million, an increase of 15%.

•	Non-interest expense grew to $56.7 million vs. $45.5 million, an increase of 25%.
Ryan Beck & Co.:
•	Business segment income was $423,000 vs. $4.1 million, a decrease of 90%.

•	Return on average tangible equity was 1.7%.

•	Total operating revenues declined slightly to $54.1 million vs. $55.5 million.

•	Principal transactions were $22.9 million vs. $19.4 million.

•	Investment banking revenue declined to $3.7 million vs. $13.8 million.

•	Commission income was $21.4 million vs. $18.6 million.

Year to Date 2005, Compared to Year to Date 2004
BankAtlantic Bancorp — consolidated:
•	Net income was $60.7 million vs. $53.5 million. Excluding the impairment charge during the June 2005 quarter, of $3.7 million relating to our former headquarters building, a gain in 2004 of $22.8 million from a litigation settlement and an $11.7 million expense in 2004 resulting from the early redemption of debt, operating net income would have been $63.1 million vs. $46.3 million, an increase of 36%.

•	Diluted earnings per share of $0.95 vs. $0.84, an increase of 13%. Excluding the effects of the items discussed above, diluted earnings per share would have been $0.99 vs. $0.73, an increase of 36%.

•	Return on average tangible equity was 19.6%.
BankAtlantic:
•	Business segment operating net income was $57.3 million vs. $39.4 million, an increase of 46%.

•	Return on average tangible assets was 1.20% and return on average tangible equity was 15.9%. Excluding the effect of the facilities impairment charge, these ratios would have been 1.25%, and 16.5%, respectively.

•	Tax equivalent net interest margin increased to 3.91% vs. 3.75%.

•	Non-interest income was $74.2 million vs. $62.7 million, an increase of 18%.

•	Non-interest expense, excluding the impairment charge and the costs associated with debt redemption, grew to $161.6 million vs. $130.2 million, an increase of 24%.
Ryan Beck & Co.:
•	Business segment net income was $16.0 million vs. $16.2 million.

•	Return on average tangible equity was 23.2%.

•	Total operating revenues increased to $199.2 million vs. $187.3 million.

•	Principal transactions were $79.4 million vs. $65.5 million.

•	Investment banking revenue declined slightly to $41.0 million vs. $44.5 million.

•	Commission income was lower, at $61.2 million vs. $66.2 million.

     BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, October 20, 2005, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 9177012.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, November 18, 2005. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 9177012.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section, and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, November 18, 2005.
     BankAtlantic Bancorp’s third quarter, 2005 earnings results press release and financial summary, as well as the Supplemental Financials (extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the press release and financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s third quarter, 2005 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.

About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has 78 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck & Co.:
Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,000 employees in 39 offices located in 13 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies, and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations, & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations,
2100 West Cypress Creek Road, Fort Lauderdale, FL, 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com

# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiative, marketing initiatives, and other growth initiatives not resulting in continued growth of low cost deposits or otherwise not producing results which justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; as well as our ability to correct and the associated costs of correcting the compliance deficiencies associated with the USA Patriot Act, anti-money laundering laws and the Bank Secrecy Act, and whether or to what extent monetary or other restrictions or penalties relating to compliance deficiencies will be imposed on the Company by regulators or other federal agencies. The results or performance derived or implied, directly or indirectly from the estimates and assumptions, are based on our beliefs and may not be accurate. Past performance, actual or estimated new account openings and growth rates may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets and its effects on the volume of its business and the value of its securities positions and portfolio, as well as its revenue mix, and the success of new lines of business; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Nine
		For The Three Months Ended					Months Ended
		9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Earnings (in thousands):
Net income (GAAP basis)		$16,260	24,537	19,878	17,293	14,691	60,675	53,475
Operating net income **	(note 1)	$16,260	26,946	19,878	17,293	14,691	63,084	46,322

Average Common Shares Outstanding (in thousands):
Basic		60,555	60,453	60,072	59,827	59,687	60,362	59,430
Diluted		63,193	63,161	63,207	63,156	63,110	63,176	63,026

Key Performance Ratios (GAAP basis):
Basic earnings per share		$0.27	0.41	0.33	0.29	0.25	1.01	0.90
Diluted earnings per share *		$0.26	0.38	0.31	0.27	0.23	0.95	0.84
Return on average tangible assets	(note 2)%	1.01	1.51	1.27	1.19	1.09	1.26	1.42
Return on average tangible equity	(note 2)%	15.05	23.98	20.20	18.34	16.18	19.64	20.63

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.27	0.45	0.33	0.29	0.25	1.05	0.78
Diluted earnings per share *		$0.26	0.42	0.31	0.27	0.23	0.99	0.73
Return on average tangible assets	(note 2)%	1.01	1.66	1.27	1.19	1.09	1.31	1.23
Return on average tangible equity	(note 2)%	15.05	26.33	20.20	18.34	16.18	20.42	17.87

* Diluted earnings per share calculation deducts (in thousands):
Subsidiaries stock options, if dilutive		$(21)	(665)	(120)	(51)	(152)	(806)	(617)

Average Balance Sheet Data (in millions):
Assets		$6,545	6,565	6,355	5,877	5,478	6,489	5,099
Tangible assets	(note 2)	$6,459	6,479	6,268	5,790	5,390	6,403	5,011
Loans		$4,726	4,802	4,668	4,359	4,032	4,732	3,847
Investments		$1,322	1,306	1,242	1,076	1,018	1,290	836
Deposits and escrows		$3,655	3,658	3,557	3,371	3,283	3,624	3,185
Stockholders’ equity		$516	490	480	468	452	495	437
Tangible stockholders’ equity	(note 2)	$432	409	394	377	363	412	346
Notes:
(1)	Operating net income is defined as GAAP net income adjusted for gain from a litigation settlement, costs associated with debt redemptions and an impairment charge relating to BankAtlantic’s former headquarter facility, net of tax.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	9/30/2005	12/31/2004	9/30/2004
ASSETS
Cash and due from banks	$140,346	118,967	119,606
Short term investments	11,802	16,093	26,015
Securities available for sale (at fair value)	702,176	747,160	679,644
Securities owned (at fair value)	120,298	125,443	111,944
Investment securities and tax certificates (approximate fair value: $366,456, $306,963 and $159,944)	366,884	307,438	159,944
Loans receivable, net of allowance for loan losses of $40,695, $46,010 and $48,778	4,543,245	4,599,048	4,176,571
Federal Home Loan Bank stock, at cost which approximates fair value	78,931	78,619	62,425
Accrued interest receivable	39,766	35,982	30,126
Real estate held for development and sale	24,493	27,692	25,521
Investments and advances in unconsolidated subsidiaries	12,510	7,910	7,910
Office properties and equipment, net	140,466	129,790	115,809
Deferred tax asset, net	25,591	20,269	18,413
Goodwill	76,674	76,674	76,674
Core deposit intangible asset	8,796	10,270	10,695
Due from clearing agent	15,650	16,619	14,478
Other assets	45,194	38,803	42,837

Total assets	$6,352,822	6,356,777	5,678,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,017,071	890,398	781,916
NOW	673,803	658,137	590,051
Savings	303,348	270,001	252,408
Money market	921,585	875,422	893,315
Certificates of deposit	777,743	763,244	724,601

Total deposits	3,693,550	3,457,202	3,242,291
Advances from FHLB	1,485,649	1,544,497	1,249,112
Securities sold under agreements to repurchase	147,966	296,643	200,550
Federal funds purchased	28,042	105,000	86,300
Subordinated debentures, notes and bonds payable	40,702	37,741	36,780
Junior subordinated debentures	263,266	263,266	263,266
Securities sold but not yet purchased	20,688	39,462	31,760
Other liabilities	149,567	143,701	109,064

Total liabilities	5,829,430	5,887,512	5,219,123

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 55,862,486, 55,214,225 and 54,997,960 shares	559	552	550
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	261,587	259,702	258,980
Unearned compensation — restricted stock grants	(1,021)	(1,001)	(1,046)
Retained earnings	265,082	210,955	195,765

Total stockholders’ equity before accumulated other comprehensive income	526,256	470,257	454,298
Accumulated other comprehensive income (loss)	(2,864)	(992)	5,191

Total stockholders’ equity	523,392	469,265	459,489

Total liabilities and stockholders’ equity	$6,352,822	6,356,777	5,678,612

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

							For the Nine
		For The Three Months Ended					Months Ended
(in thousands)		9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
INTEREST INCOME:
Interest and fees on loans		$73,110	71,099	66,355	60,088	52,661	210,564	149,631
Interest on securities available for sale		4,741	5,258	5,295	4,905	4,974	15,294	13,178
Interest on tax exempt securities		3,733	3,769	3,225	2,076	1,329	10,727	1,972
Interest and dividends on investments and
securities owned		8,708	7,932	7,311	7,377	7,409	23,951	21,328

Total interest income		90,292	88,058	82,186	74,446	66,373	260,536	186,109

INTEREST EXPENSE:
Interest on deposits		10,519	9,534	8,295	7,534	7,060	28,348	20,821
Interest on advances from FHLB		17,332	15,604	13,674	11,458	9,364	46,610	26,231
Interest on short-term borrowed funds		2,108	2,646	2,099	1,356	953	6,853	1,835
Interest on long-term debt		6,392	6,316	5,672	5,112	5,034	18,380	14,773
Capitalized interest on real estate developments		(477)	(437)	(452)	(390)	(355)	(1,366)	(1,008)

Total interest expense		35,874	33,663	29,288	25,070	22,056	98,825	62,652

NET INTEREST INCOME		54,418	54,395	52,898	49,376	44,317	161,711	123,457
Provision (recovery) for loan losses		(3,410)	820	(3,916)	(4,004)	1,717	(6,506)	(1,105)

NET INTEREST INCOME AFTER PROVISION		57,828	53,575	56,814	53,380	42,600	168,217	124,562

NON-INTEREST INCOME:
Service charges on deposits		16,415	14,744	12,989	13,637	13,493	44,148	37,798
Other service charges and fees		5,824	5,849	5,238	6,733	5,819	16,911	16,887
Broker/dealer revenue		50,368	83,915	54,686	53,061	52,670	188,969	178,743
Securities activities, net		181	90	102	3,653	2	373	77
Litigation settlement		—	—	—	—	—	—	22,840
Gain on sales of loans		295	116	110	152	86	521	331
Income from real estate operations		1,142	1,655	2,241	517	900	5,038	1,888
Income from unconsolidated subsidiaries		142	137	131	126	123	410	359
Other		2,137	2,697	3,173	2,026	2,081	8,007	5,961

Total non-interest income		76,504	109,203	78,670	79,905	75,174	264,377	264,884

NON-INTEREST EXPENSE:
Employee compensation and benefits		68,455	78,391	65,795	65,354	58,992	212,641	189,710
Occupancy and equipment		14,853	13,953	13,237	14,753	11,782	42,043	33,393
Impairment of office properties and equipment		—	3,706	—	—	—	3,706	—
Advertising and promotion		6,667	8,069	6,298	5,955	4,757	21,034	15,081
Professional fees		4,207	4,316	4,081	7,245	4,736	12,604	10,962
Communications		3,371	3,508	3,205	3,301	3,182	10,084	9,226
Floor broker and clearing fees		2,305	2,012	2,368	2,452	2,143	6,685	7,383
Cost associated with debt redemption		—	—	—	—	—	—	11,741
Other		11,326	10,188	9,801	8,460	9,025	31,315	27,037

Total non-interest expense		111,184	124,143	104,785	107,520	94,617	340,112	304,533

Income before income taxes		23,148	38,635	30,699	25,765	23,157	92,482	84,913
Provision for income taxes		6,888	14,098	10,821	8,472	8,466	31,807	31,438

GAAP net income		$16,260	24,537	19,878	17,293	14,691	60,675	53,475

Reconciliation of Operating and GAAP Net Income
GAAP net income		$16,260	24,537	19,878	17,293	14,691	60,675	53,475
Impairment of office properties and equipment		—	2,409	—	—	—	2,409	—
Costs associated with debt redemption		—	—	—	—	—	—	7,632
Litigation settlement		—	—	—	—	—	—	(14,785)

Operating net income	(note 1)	$16,260	26,946	19,878	17,293	14,691	63,084	46,322

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For The Three Months Ended
(in thousands except percentages and per share data)		9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Loans:
Residential real estate		$2,245,067	2,262,214	2,085,473	1,812,018	1,583,353
Commercial real estate		1,643,570	1,731,243	1,764,927	1,743,952	1,670,928
Consumer		527,190	505,338	487,746	467,716	438,205
Lease financing		2,768	4,710	6,242	8,219	9,738
Commercial business		90,578	91,756	128,372	136,391	142,022
Small business		216,931	206,272	195,733	190,849	187,536

Total Loans		4,726,104	4,801,533	4,668,493	4,359,145	4,031,782
Investments — taxable		924,911	899,134	877,003	823,903	845,286
Investments — tax exempt		396,908	406,403	364,824	251,699	172,328

Total interest earning assets		6,047,923	6,107,070	5,910,320	5,434,747	5,049,396
Goodwill and core deposit intangibles		85,679	86,095	86,791	87,164	87,591
Other non-interest earning assets		411,116	371,549	358,024	354,815	340,979

Total assets		$6,544,718	6,564,714	6,355,135	5,876,726	5,477,966

Tangible assets	(note 2)	$6,459,039	6,478,619	6,268,344	5,789,562	5,390,375

Deposits:
Demand deposits		$1,000,219	981,643	912,897	845,797	791,639
Savings		303,268	301,331	281,512	262,549	250,286
NOW		666,567	685,769	664,313	622,308	590,787
Money market		904,382	906,514	921,382	903,602	931,596
Certificates of deposit		781,044	782,335	777,353	736,704	718,826

Total deposits		3,655,480	3,657,592	3,557,457	3,370,960	3,283,134
Short-term borrowed funds		251,242	359,861	352,911	266,840	283,011
FHLB advances		1,659,411	1,615,310	1,536,434	1,339,051	1,036,651
Long-term debt		298,887	299,075	300,551	299,741	299,596

Total borrowings		2,209,540	2,274,246	2,189,896	1,905,632	1,619,258
Other liabilities		163,581	142,617	128,233	132,047	123,750

		6,028,601	6,074,455	5,875,586	5,408,639	5,026,142

Stockholders’ equity		516,117	490,259	479,549	468,087	451,824

Total liabilities and stockholders’ equity		$6,544,718	6,564,714	6,355,135	5,876,726	5,477,966

Other comprehensive income (loss) in stockholders’ equity		$(1,612)	(5,119)	(949)	3,656	1,065

Tangible stockholders’ equity	(note 2)	$432,050	409,283	393,707	377,267	363,168

Period End
Total loans, net		$4,543,245	4,803,529	4,637,232	4,599,048	4,176,571
Total assets		6,352,822	6,717,676	6,418,351	6,356,777	5,678,612
Total stockholders’ equity		523,392	510,394	480,981	469,265	459,489
Common shares outstanding		60,738,610	60,642,777	60,542,092	60,090,349	59,874,084
Cash dividends		2,308,067	2,122,497	2,118,973	2,103,164	2,095,600
Common stock cash dividends per share		0.038	0.035	0.035	0.035	0.035
Closing stock price		16.99	18.95	17.40	19.90	18.32
High stock price for the quarter		19.33	19.15	20.00	20.08	19.25
Low stock price for the quarter		15.64	16.51	17.02	16.06	17.40
Book value per share		8.62	8.42	7.94	7.81	7.67

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(In thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Net interest income	$55,939	56,031	54,345	50,339	45,380	166,315	126,519
Provision (recovery) for loan losses	(3,410)	820	(3,916)	(4,004)	1,717	(6,506)	(1,105)

Net Interest income after provision for loan losses	59,349	55,211	58,261	54,343	43,663	172,821	127,624

Non-interest income
Service charges on deposits	16,415	14,744	12,989	13,637	13,493	44,148	37,798
Other service charges and fees	5,824	5,849	5,238	6,733	5,819	16,911	16,887
Securities gains (losses)	23	87	7	40	—	117	(3)
Gain on sales of loans	295	116	110	152	86	521	331
Income from real estate operations	1,142	1,655	2,241	517	900	5,038	1,888
Other non-interest income	2,019	2,514	2,956	1,924	2,034	7,489	5,820

Total non-interest income	25,718	24,965	23,541	23,003	22,332	74,224	62,721

Non-interest expense
Employee compensation and benefits	28,106	27,577	26,398	25,136	23,128	82,081	68,018
Occupancy and equipment	10,826	10,165	9,117	9,658	8,100	30,108	23,055
Impairment of office properties and equipment	—	3,706	—	—	—	3,706	—
Advertising	5,518	5,965	5,168	5,087	3,301	16,651	10,925
Professional fees	2,641	2,638	1,895	4,725	3,667	7,174	6,561
Cost associated with debt redemption	—	—	—	—	—	—	11,741
Other	9,631	8,265	7,686	7,058	7,334	25,582	21,658

Total non-interest expense	56,722	58,316	50,264	51,664	45,530	165,302	141,958

Income from bank operations business segment before income taxes	28,345	21,860	31,538	25,682	20,465	81,743	48,387
Provision for income taxes	9,054	7,089	10,677	8,870	6,866	26,820	16,659

Net income from bank operations business segment	$19,291	14,771	20,861	16,812	13,599	54,923	31,728

Reconciliation of Operating and business segment net income
Business segment income	$19,291	14,771	20,861	16,812	13,599	54,923	31,728
Impairment of office properties and equipment	—	2,409	—	—	—	2,409	—
Cost associated with debt redemption	—	—	—	—	—	—	7,632

Operating net income	$19,291	17,180	20,861	16,812	13,599	57,332	39,360

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands except percentages
and per share data)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Statistics:
Average earning assets	$5,820,252	5,882,065	5,696,192	5,225,840	4,843,628	5,799,958	4,496,733
Average interest bearing liabilities	$4,606,611	4,691,644	4,575,247	4,172,665	3,851,388	4,624,616	3,562,120
Average tangible assets	$6,132,529	6,180,083	5,979,211	5,492,505	5,090,496	6,097,836	4,742,968
Average tangible equity	$473,387	463,813	448,667	435,787	425,437	462,047	417,142
Borrowings to deposits and borrowings	% 31.64	36.18	33.79	36.53	32.75	31.64	32.75
Tax equivalent:
Yield on earning assets	% 6.05	5.84	5.64	5.50	5.25	5.84	5.25
Cost of interest-bearing liabilities	% 2.64	2.43	2.19	1.99	1.85	2.42	1.89
Interest spread	% 3.41	3.41	3.45	3.51	3.40	3.42	3.36
Net interest margin	% 3.96	3.90	3.88	3.91	3.78	3.91	3.75
GAAP:
Efficiency ratio	% 69.46	72.00	64.54	70.44	67.24	68.72	75.01
Return on average tangible assets	% 1.26	0.96	1.40	1.22	1.07	1.20	0.89
Return on average tangible equity	% 16.30	12.74	18.60	15.43	12.79	15.85	10.14
Operating (1):
Efficiency ratio	% 69.46	67.42	64.54	70.44	67.24	67.18	68.81
Return on average tangible assets	% 1.26	1.11	1.40	1.22	1.07	1.25	1.11
Return on average tangible equity	% 16.30	14.82	18.60	15.43	12.79	16.54	12.58
Earning assets repricing (2):
Percent of earning assets that have fixed rates	% 50
Percent of earning assets that have variable rates	% 50
One year Gap	% 4

(1)	Ratios have been adjusted to exclude costs associated with debt redemptions and impairment on BankAtlantic’s former corporate headquarters.

(2)	Percentages for periods prior to September 30, 2005 are not available.
Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
ASSETS
Loans receivable	$4,539,544	4,799,485	4,616,846	4,554,952	4,132,133
Held to maturity securities	439,015	483,992	376,298	378,912	215,420
Available for sale securities	608,375	658,532	695,154	700,642	648,043
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	8,796	9,197	9,597	10,270	10,695
Other assets	369,994	374,207	335,215	329,723	308,894

Total assets	$6,036,213	6,395,902	6,103,599	6,044,988	5,385,674

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,017,866	1,039,703	960,152	890,919	782,677
NOW	673,803	660,633	676,945	658,137	590,051
Savings	303,348	302,677	296,485	270,001	252,408

Total low cost deposits	1,995,017	2,003,013	1,933,582	1,819,057	1,625,136
Money market	921,585	899,364	913,434	875,422	893,315
Certificate of deposits	777,743	789,533	796,928	763,244	724,601

Total deposits	3,694,345	3,691,910	3,643,944	3,457,723	3,243,052
Advances from Federal Home Loan Bank	1,485,649	1,695,265	1,524,881	1,544,497	1,249,112
Short term borrowings	187,513	362,307	298,816	407,841	293,562
Long term debt	36,702	35,232	35,878	37,641	36,680
Other liabilities	79,228	69,235	73,191	80,410	52,749

Total liabilities	5,483,437	5,853,949	5,576,710	5,528,112	4,875,155
Stockholder’s equity	552,776	541,953	526,889	516,876	510,519

Total liabilities and stockholder’s equity	$6,036,213	6,395,902	6,103,599	6,044,988	5,385,674

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2005			September 30, 2004
( in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,245,067	27,676	4.93%	$1,583,353	18,636	4.71%
Commercial real estate	1,639,530	30,839	7.52	1,662,978	23,737	5.71
Consumer	527,189	8,433	6.40	438,205	4,609	4.21
Lease financing	2,768	66	9.54	9,738	235	9.65
Commercial business	90,578	1,828	8.07	104,022	1,636	6.29
Small business	216,931	4,268	7.87	187,536	3,372	7.19

Total loans	4,722,063	73,110	6.19	3,985,832	52,225	5.24
Investments — tax exempt	386,097	5,617 (1)	5.82	144,126	1,948 (1)	5.41
Investments — taxable	712,092	9,348	5.25	713,670	9,439	5.29

Total interest earning assets	5,820,252	88,075	6.05%	4,843,628	63,612	5.25%

Goodwill and core deposit intangibles	79,494			81,406
Other non-interest earning assets	312,261			246,868

Total Assets	$6,212,007			$5,171,902

Deposits:
Savings	$303,268	229	0.30%	$250,286	169	0.27%
NOW	666,567	773	0.46	590,787	555	0.37
Money market	904,382	3,729	1.64	931,596	2,283	0.97
Certificate of deposit	781,044	5,788	2.94	718,826	4,053	2.24

Total interest bearing deposits	2,655,261	10,519	1.57	2,491,495	7,060	1.13

Short-term borrowed funds	256,492	2,151	3.33	287,011	966	1.34
Advances from FHLB	1,659,411	17,332	4.14	1,036,651	9,364	3.59
Long-term debt	35,447	645	7.22	36,231	515	5.65

Total interest bearing liabilities	4,606,611	30,647	2.64	3,851,388	17,905	1.85
Demand deposits	1,000,694			792,227
Non-interest bearing other liabilities	56,659			22,626

Total Liabilities	5,663,964			4,666,241
Stockholder’s equity	548,043			505,661

Total liabilities and stockholder’s equity	$6,212,007			$5,171,902

Net tax equivalent interest income/ net interest spread		$57,428	3.41%		$45,707	3.40%

Tax equivalent adjustment		(1,966)			(682)
Capitalized interest from real estate operations		477			355

Net interest income		55,939			45,380

Margin
Interest income/interest earning assets			6.05%			5.25%
Interest expense/interest earning assets			2.09			1.47

Net interest margin (tax equivalent)			3.96%			3.78%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2005			September 30, 2004
( in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,198,170	80,782	4.90%	$1,432,518	50,358	4.69%
Commercial real estate	1,708,272	89,460	6.98	1,664,786	70,101	5.61
Consumer	506,902	22,376	5.89	405,537	12,577	4.14
Lease financing	4,561	365	10.67	11,628	933	10.70
Commercial business	90,199	5,047	7.46	102,260	4,725	6.16
Small business	206,389	11,978	7.74	181,222	9,679	7.12

Total loans	4,714,493	210,008	5.94	3,797,951	148,373	5.21
Investments — tax exempt	362,988	15,775 (1)	5.79	73,646	2,937	5.32
Investments — taxable	722,477	28,423	5.25	625,136	25,753	5.49

Total interest earning assets	5,799,958	254,206	5.84%	4,496,733	177,063	5.25%

Goodwill and core deposit intangibles	79,923			81,838
Other non-interest earning assets	297,873			246,235

Total Assets	$6,177,754			$4,824,806

Deposits:
Savings	$295,450	628	0.28%	$237,646	473	0.27%
NOW	672,224	2,097	0.42	573,617	1,581	0.37
Money market	910,697	9,727	1.43	903,579	6,275	0.93
Certificate of deposit	780,258	15,896	2.72	732,715	12,492	2.28

Total deposits	2,658,629	28,348	1.43	2,447,557	20,821	1.14

Short-term borrowed funds	325,670	6,955	2.86	246,218	1,970	1.07
Advances from FHLB	1,604,169	46,610	3.88	832,177	26,231	4.21
Long-term debt	36,148	1,823	6.74	36,168	1,502	5.55

Total interest bearing liabilities	4,624,616	83,736	2.42	3,562,120	50,524	1.89
Demand deposits	965,900			737,738
Non-interest bearing other liabilities	49,823			27,063

Total Liabilities	5,640,339			4,326,921
Stockholder’s equity	537,415			497,885

Total liabilities and stockholder’s equity	$6,177,754			$4,824,806

Net interest income/net interest spread		$170,470	3.42%		$126,539	3.36%

Tax equivalent adjustment		(5,521)			(1,028)
Capitalized interest from real estate operations		1,366			1,008

Net interest income		166,315			126,519

Margin
Interest income/interest earning assets			5.84%			5.25%
Interest expense/interest earning assets			1.93			1.50

Net interest margin			3.91%			3.75%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

							For the Nine
(in thousands)	For the Three Months Ended						Months Ended
	9/30/2005		6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Allowance for Loan Losses

Beginning balance		$43,650	43,042	46,010	48,778	46,737	46,010	45,595

Charge-offs:
Residential real estate		(191)	(56)	(198)	(76)	(151)	(445)	(506)
Commercial real estate		—	—	—	(645)	—	—	—
Commercial business		(222)	(511)	(286)	(762)	(429)	(1,019)	(853)
Consumer		(99)	(43)	(106)	(71)	(174)	(248)	(707)
Small business		(68)	(466)	(128)	(233)	(144)	(662)	(223)

Total charge-offs		(580)	(1,076)	(718)	(1,787)	(898)	(2,374)	(2,289)

Recoveries:
Residential real estate		55	—	1	190	53	56	296
Commercial real estate		—	—	—	2,000	1	—	2,052
Commercial business		355	345	116	259	454	816	1,841
Consumer		159	121	176	266	167	456	745
Small business		289	220	185	231	378	694	1,199
Other		177	178	1,188	77	169	1,543	444

Total recoveries		1,035	864	1,666	3,023	1,222	3,565	6,577

Net (charge-offs) recoveries		455	(212)	948	1,236	324	1,191	4,288

Provision (recovery) for loan losses		(3,410)	820	(3,916)	(4,004)	1,717	(6,506)	(1,105)

Ending balance		$40,695	43,650	43,042	46,010	48,778	40,695	48,778

Annualized net charge-offs (recoveries) to average loans	%	(0.04)	0.02	(0.08)	(0.11)	(0.03)	(0.03)	(0.15)

	As of
	9/30/2005		6/30/2005	3/31/2005	12/31/2004	9/30/2004
Credit Quality

Nonaccrual loans		$6,883	5,785	6,504	7,903	11,352
Nonaccrual tax certificates		385	562	417	381	448
Real estate owned		912	1,178	1,438	692	1,059
Other repossessed assets		46	328	—	—	—

Total nonperforming assets		$8,226	7,853	8,359	8,976	12,859

Nonperforming assets to total loans and other assets	%	0.17	0.16	0.17	0.19	0.30
Allowance for loan losses to total loans	%	0.89	0.90	0.92	1.00	1.17
Provision expense to average loans	%	(0.29)	0.07	(0.34)	(0.37)	0.17
Allowance to nonperforming loans	%	591.24	754.54	661.78	582.18	429.69

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Revenues
Principal transactions	$22,895	36,690	19,802	24,925	19,393	79,387	65,490
Investment banking	3,741	25,394	11,882	3,753	13,835	41,017	44,492
Commissions	21,390	19,478	20,315	23,109	18,564	61,183	66,180
Interest, dividends and other	6,098	5,842	5,634	4,114	3,727	17,574	11,092

Total operating revenues	54,124	87,404	57,633	55,901	55,519	199,161	187,254

Operating expenses
Compensation, benefits	39,358	49,766	38,437	39,439	35,090	127,561	119,429
Professional fees	1,411	1,591	1,417	2,044	1,063	4,419	3,438
Communications	3,371	3,508	3,205	3,301	3,182	10,084	9,226
Occupancy and equipment	4,025	3,786	4,118	5,095	3,680	11,929	10,334
Floor broker and clearing fees	2,305	2,012	2,368	2,452	2,143	6,685	7,383
Interest and other	3,495	4,733	3,522	2,318	3,177	11,750	9,523

Total operating expenses	53,965	65,396	53,067	54,649	48,335	172,428	159,333

Income from Ryan Beck business segment -
before income taxes	159	22,008	4,566	1,252	7,184	26,733	27,921
Provision for income taxes	(264)	8,977	2,036	11	3,083	10,749	11,678

Net income from Ryan Beck
business segment	$423	13,031	2,530	1,241	4,101	15,984	16,243

Statistics:
Average tangible assets	$208,883	184,601	171,833	178,967	182,226	189,423	168,689
Average tangible equity	99,195	85,735	85,248	83,242	81,693	91,689	76,881
GAAP return on average tangible assets	%0.81	28.24	5.89	2.77	9.00	11.25	12.84
GAAP return on average tangible equity	1.71	60.80	11.87	5.96	20.08	23.24	28.17
Compensation as a percent of revenues	72.72	56.94	66.69	70.55	63.20	64.05	63.78
Commissions to total revenues	39.52	22.29	35.25	41.34	33.44	30.72	35.34
Principal transactions to total revenues	42.30	41.98	34.36	44.59	34.93	39.86	34.97
Investment banking revenue to total revenues	6.91	29.05	20.62	6.71	24.92	20.59	23.76
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
ASSETS
Cash and cash equivalents	$5,388	4,103	6,312	3,674	4,225
Securities	120,298	109,095	142,294	125,443	111,944
Notes receivable — GMS	3,702	4,043	4,386	6,096	6,438
Property and equipment, net	7,503	6,795	7,020	7,472	7,748
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	15,650	22,091	1,120	16,619	14,478
Other assets	37,332	51,338	29,426	28,129	24,441

Total assets	$196,057	203,649	196,742	193,617	175,458

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$20,688	28,184	60,276	39,462	31,760
Other liabilities	69,695	70,214	44,246	63,974	54,757

Total liabilities	90,383	98,398	104,522	103,436	86,517

Stockholder’s equity	105,674	105,251	92,220	90,181	88,941

Total liabilities and stockholder’s equity	$196,057	203,649	196,742	193,617	175,458

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004	9/30/2005	9/30/2004
Net interest (expense)	$(4,457)	(4,157)	(3,892)	(3,593)	(3,683)	(12,506)	(10,858)
Income from unconsolidated subsidiaries	142	137	131	126	123	410	359
Gains on sales of securities	158	3	95	3,613	2	256	80
Litigation settlement	—	—	—	—	—	—	22,840
Employee compensation and benefits	(991)	(1,048)	(960)	(778)	(774)	(2,999)	(2,264)
Other income (expense)	(208)	(168)	(779)	(536)	(160)	(1,155)	(1,552)

Income (loss) from parent company activities before income taxes	(5,356)	(5,233)	(5,405)	(1,168)	(4,492)	(15,994)	8,605
Provision (Benefit) for income taxes	(1,902)	(1,968)	(1,892)	(409)	(1,483)	(5,762)	3,101

Net income (loss) from parent company business segment	$(3,454)	(3,265)	(3,513)	(759)	(3,009)	(10,232)	5,504

Reconciliation of Operating and business segment income
Business segment net income	$(3,454)	(3,265)	(3,513)	(759)	(3,009)	(10,232)	5,504
Litigation settlement	—	—	—	—	—	—	(14,785)

Operating loss	$(3,454)	(3,265)	(3,513)	(759)	(3,009)	(10,232)	(9,281)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
ASSETS
Cash	$12,783	11,218	8,032	9,131	10,643
Securities	103,755	100,592	85,711	64,656	62,324
Notes receivable from related parties	—	—	16,000	38,000	38,000
Investment in subsidiaries	658,454	647,207	619,111	607,061	599,462
Investment in unconsolidated subsidiaries	12,510	7,910	7,910	7,910	7,910
Other assets	7,075	13,905	15,452	8,918	7,939

Total assets	$794,577	780,832	752,216	735,676	726,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,266	263,266	263,366	263,366
Other liabilities	7,919	7,172	7,969	3,045	3,423

Total liabilities	271,185	270,438	271,235	266,411	266,789

Stockholders’ equity	523,392	510,394	480,981	469,265	459,489

Total liabilities and stockholders’ equity	$794,577	780,832	752,216	735,676	726,278